Exhibit 10.1

                      THIRD AMENDMENT TO CREDIT AGREEMENT

       This THIRD AMENDMENT TO CREDIT AGREEMENT is made and entered into as of July 14, 2003 (as it may be modified, supplemented or amended from time to time in accordance with its terms, this "AMENDMENT") by and among E-LOAN AUTO FUND ONE, LLC, a Delaware limited liability company (the "BORROWER"), E-LOAN, INC., a Delaware corporation (the "E-LOAN"), and MERRILL LYNCH BANK USA, an industrial loan company organized under the laws of Utah (together with its successors and assigns, the "LENDER").

                                   BACKGROUND

       WHEREAS, the Borrower, E-Loan and the Lender entered into a Credit Agreement dated as of June 1, 2002, as amended by the First Amendment dated as of June 16, 2002 and as amended by the Second Amendment dated as of June 3, 2003 (as further amended, supplemented and otherwise modified, the "EXISTING CREDIT AGREEMENT"), pursuant to which the Lender extended financing to the Borrower on the terms and conditions set forth therein;

       WHEREAS, the parties to the Existing Credit Agreement desire to amend the Existing Credit Agreement to, INTER ALIA (i) extend the Commitment Expiration Date, (ii) amend and restate Section 8.1 in its entirety and (iii) to add certain reporting requirements;

       NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements herein contained, the parties hereto agree as follows:

       SECTION 1. DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

       SECTION 2.  AMENDMENT.  Effective upon the execution and delivery of this
Amendment:

       (a) Section 2.4.2 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

The Borrower shall repay to the Lender, in respect of the outstanding Aggregate Loan Balance, on each Payment Date (x) all Principal Collections and the principal portion of any and all Recoveries and (y) any Principal Shortfall. From and after the occurrence of an Event of Default, all amounts on deposit in the Collection Account as of the last day of the immediately preceding Monthly Period, after payment of amounts then due and payable pursuant to clauses (a) through (c) of Section 8.1, shall be applied against the entire outstanding Aggregate Loan Balance (whether or not such principal is then due).

       (b) Section 2.5.1 of the Existing Credit Agreement is hereby amended and supplemented by adding the following sentence as the penultimate sentence thereof:

Upon delivery by the Borrower or the Administrator to the Lender of an irrevocable notice to be delivered not less than five (5) Business Days prior to the proposed date of such repayment, the Borrower shall have the right to repay on any Payment Date from and after the Commitment

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Expiration  Date, in immediately  available  funds,  the entire then outstanding principal of all Advances together with any and all accrued and unpaid interest thereon, any and all amounts due and payable under each Hedge Agreement, and any and all other amounts due and payable in respect of the Obligations (for the avoidance of doubt, after payment in full of such amounts, the Lender shall have no right to exercise any Call Option in respect of the Receivables securing such Advances or to direct the sale of the Receivables securing such Advances pursuant to Section 2.8).

       (c) the proviso in clause (b) of Section 2.5.2 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

; PROVIDED that such release will not result in either (x) the Aggregate Loan Balance on such day of repayment being greater than the Credit Facility Limit on such day or (y) the Aggregate Loan Balance on such day of repayment being greater than the Target Loan Balance on such day.

       (d)    the  phrase  "together  with any  Breakage  Fee then  payable"  in
Section 2.5.3 of the Exiting Credit Agreement is hereby deleted in its entirety.

       (e)    the parenthetical phrase "(including any Breakage Fee)" in each of
Section 2.5.4 and Section 2.6.3 of the Existing Credit Agreement is hereby deleted in its entirety.

       (f) each of the reference to "Breakage Fee" in Section 3.2 of the Existing Credit Agreement and the reference to "Breakage Fee(s)" in Section 3.6 of the Existing Credit Agreement is hereby deleted.

       (g) Section 7.1.1(y) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

two Business Days prior to each Payment Date, the Borrower shall deliver (or cause to be delivered) to the Lender and the Servicer, in both written and electronic format, (i) a Monthly Servicer Report (in the form of Exhibit F and which will contain, among other things, the performance of the Collateral by Tranche), and (ii) a Schedule of Contracts (in electronic format as Appendix A) corresponding to the Eligible Contracts comprising the Collateral pledged to the Lender, listing by Tranche and Obligor all Receivables together with a report setting forth the delinquency status of each receivable in a form acceptable to the Lender and (iii) a Monthly Distribution Statement to be certified by an officer of each of the Administrator and the Borrower;

       (h) the Existing Credit Agreement shall be amended and supplemented by adding the following Section 7.1.1(ee):

(ee) as of any date of determination, not more than five percent (5%) of the Aggregate Outstanding Balance is comprised of Contracts originated in person-to-person transactions.

       (i) the Existing Credit Agreement shall be amended and supplemented by adding the following Section 7.1.1(ff):

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(ff)   as of any date of  determination,  not more than two percent  (2%) of the
       Aggregate   Outstanding   Balance  is  comprised  of  Vehicles  that  are
       motorcycles.

       (j) the Existing Credit Agreement shall be amended and supplemented by adding the following Section 7.1.2:

In order to induce the Lender to make Advances on the terms and conditions set forth in this Agreement, in connection with the first Six Hundred Million Dollars ($600,000,000) of Receivables subject to one or more Securitizations, each of E-Loan, Inc. and the Borrower agrees to pay, or cause to be paid, to the Lender, on each payment date of each such Securitization, an amount equal to the product of (x) five percent (5%), (y) the residual distribution of the issuer under each such Securitization and (z) the Lender's Residual Percentage of such Securitization. The Borrower, E-Loan, Inc. and the Lender shall structure each such Securitization so that the residual distribution will not represent any overcollateralization (which shall be the difference between the principal balance of the Receivables included in such Securitization minus the original principal balance of the asset-backed securities collateralized by such Receivables). This Section 7.1.2 shall survive the termination of this Agreement and the repayment of the Obligations.

       (k) SECTION 8.1 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

The Borrower shall hold (or cause to be held) in the Collection Account any and all amounts deposited therein from time to time in trust for the Lender and shall not withdraw any amount from the Collection Account, other than (i) any amount which is not contemplated to be deposited into the Collection Account pursuant to the terms of this Agreement and the other Credit Documents and (ii) in accordance with this Section 8.1. The Borrower and the Lender hereby agree that, pursuant to the Administration Agreement, the Administrator shall apply (or cause to be applied) the monies on deposit in the Collection Account as of the last day of the immediately preceding Monthly Period (including, for greater certainty, any interest earned thereon and credited to the Collection Account) on each Payment Date (unless otherwise specifically stated below) as follows and as may be more particularly set forth in the related Monthly Distribution
Statement:

       (a) first, to each Hedge Counterparty, PRO RATA, any payments, if any, due under any Hedge Agreement;

       (b) second, to the Servicer, the Custodian and the Administrator, PRO RATA, the Servicing and Custodian Fee and the Administrator Fee, respectively;

       (c) third, to the Lender Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator), an amount equal to all interest on each related Advance which has accrued hereunder for the related Interest Period and which is due or remains unpaid on such Payment Date;

       (d) fourth, to the Lender Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator) any and all Principal Collections, the principal portion of any and all Recoveries, and other amounts (other than


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


              Principal Shortfalls) that the Borrower is required to or has agreed to make pursuant to Section 2.4 or Section 2.5, as applicable, to the extent not already paid by or on behalf of the Borrower;

       (e) fifth, to the Lender Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator), PRO RATA among all Tranches based on the Outstanding Tranche Collateral Balance as of the last day of the previous Monthly Period, the Principal Shortfall, if any;

       (f) sixth, to the Servicer, the Custodian and the Administrator, PRO RATA, any and all amounts due and payable under the Servicing and Custodian Agreement or the Administration Agreement (respectively), to the extent not already paid hereunder or by or on behalf of the Borrower;

       (g) seventh, to the Borrower (or as the Borrower may otherwise direct in writing to the Administrator), any Servicing Fee Savings Amount; and

       (h) eighth, (x) to the extent of any proceeds from any Securitization in excess of the net payoff amount therefor or the proceeds of any whole loan sale in accordance with this Agreement or in connection with any prepayment of the entire outstanding principal balance of all Advances pursuant to Section 2.5.1, to the Borrower's Account (or as the Borrower may otherwise direct in writing to the Administrator), any balance remaining in the Collection Account and (y) to the Borrower or its assignee and the Lender, PRO RATA, the Borrower's Percentage of any balance remaining in the Collection Account to the Borrower's Account (or as the Borrower may otherwise direct in writing to the Administrator) and the Lender's Percentage of any balance remaining in the Collection Account to the Lender's Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator); PROVIDED that (1) after the occurrence of an Event of Default, no amount shall be paid to the Borrower from the Collection Account until such time as the Obligations are repaid in full and until such payment in full, all amounts in the Collection Account shall be paid to the Lender on account of the Obligations and (2) during the continuance of a Pending Event of Default, all amounts payable to the Borrower pursuant to this Section 8.1(g) shall be held on deposit in the Collection Account for application on the immediately following Payment Date pursuant to Section 8.1.

       (l) The proviso set forth in the second sentence of Section 12.7.1 is hereby amended and restated in its entirety as follows:

; PROVIDED that, prior to the occurrence or continuance of a Pending Event of Default, Event of Default or Servicer Default, the Borrower shall not be required to reimburse the Lender for more than $50,000 per annum for any fees and expenses in connection with any inspections pursuant to Section 7.1.1(q) of this Agreement.

       (m) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

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


       "30+ DAY DELINQUENCY TRIGGER EVENT" means for a period of two consecutive months or more, either (i) the 30+ Day Delinquency Ratio for any Tranche shall exceed 1.5% for one or more Tranches with an aggregate Outstanding Tranche Collateral Balance of more than 25% of the Aggregate Outstanding Balance, which excess shall remain uncured for a period of one month or more, or (ii) the aggregate Outstanding Tranche Collateral Balance of all 30+ Day Delinquent Contracts in any one Tranche shall exceed 2.5% of the Outstanding Tranche Collateral Balance of such Tranche. Such excess shall be deemed to have been cured if, for a period of at least three consecutive months from and after the occurrence of such 30+ Day Delinquency Trigger Event (i) the 30+ Day Delinquency Ratio for each Tranche does not exceed 1.5% for each Tranche with an aggregate Outstanding Tranche Collateral Balance of more than 25% of the Aggregate
Outstanding Balance and (ii) the aggregate Outstanding Tranche Collateral Balance of all 30+ Day Delinquent Contracts in any one Tranche does not exceed 2.5% of the Outstanding Tranche Collateral Balance of such Tranche.

       (n) the defined term "Administrator Fee" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "ADMINISTRATOR FEE" means the compensation payable to the Administrator for its services under the Administration Agreement and for its service in providing on each Payment Date the duly completed Monthly Distribution Statement, which amount shall not exceed $2,000 per month.

       (o) the defined term "Annualized Net Loss" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "ANNUALIZED NET LOSS" means, with respect to any Tranche, an amount equal to the product of (i) 12 and (ii) the quotient of (x) the Cumulative Net Losses, divided by (y) the number of months elapsed since the issuance of such Tranche.

       (p) the defined term "Annualized Net Loss Ratio" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "ANNUALIZED NET LOSS RATIO" means, with respect to any Tranche, the ratio of (x) the amount of all Annualized Net Losses with respect to such Tranche, to
(y) the quotient of (i) the sum of the current Outstanding Tranche Collateral Balance and the Original Tranche Collateral Balance, divided by (ii) two (2).

       (q) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "BORROWER'S  PERCENTAGE" means, for each Payment Date, an amount equal to
(x) 100% minus (y) the Lender's Percentage for such Payment Date.

       (r) the defined term "Commitment Expiration Date" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

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


       "COMMITMENT EXPIRATION DATE" means July 13, 2005 (unless otherwise extended by the Lender in its sole discretion in accordance with the terms and conditions of Section 2.1 of the Credit Agreement).

       (s) the defined term "Credit Facility Limit" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "CREDIT FACILITY LIMIT" means an amount equal to Eight Hundred Million Dollars ($800,000,000).

       (t) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "CUMULATIVE NET LOSSES" means, as of any date of determination, with respect to a Tranche, the difference between (i) the aggregate amount of all Defaulted Receivables in such Tranche and (ii) any Recoveries in respect of the Defaulted Receivables in such Tranche.

       (u) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "CUMULATIVE NET LOSS RATIO" means, with respect to a Tranche, the ratio of Cumulative Net Losses for such Tranche to the aggregate Original Tranche Collateral Balance of such Tranche.

       (v) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "CUMULATIVE NET LOSS RATIO EXCESS" means, for any Tranche, as of any date of determination, the Cumulative Net Loss Ratio of such Tranche exceeds the amount set forth in Column B of Exhibit 1 for the related month of seasoning of such Tranche set forth in Column A of Exhibit 1.

       (w) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "CUMULATIVE NET LOSS TRIGGER EVENT" means for a period of two consecutive months or more, an event or condition with respect to all such Tranches determined to have a Cumulative Net Loss Ratio Excess, where the quotient of (x) the sum of the current Outstanding Tranche Collateral Balances of all such Tranches, divided by (y) the Aggregate Outstanding Balance of all Tranches, shall be equal to or greater than fifty percent (50%). Such excess shall be deemed to have been cured if, for a period of at least three consecutive months from and after the occurrence of such Cumulative Net Loss Trigger Event, the quotient of (x) the sum of the current Outstanding Tranche Collateral Balances of all Tranches determined to have a Cumulative Net Loss Ratio Excess, divided by (y) the Aggregate Outstanding Balance of all Tranches, is less than fifty percent (50%).

       (x) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

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


       "LENDER'S PERCENTAGE" means, for each Payment Date, an amount equal to the product of (x) the quotient of (i) the Outstanding Balance of all Shared Distribution Receivables as of the last day of the immediately preceding Monthly Period, divided by (ii) the Aggregate Outstanding Balance as of the last day of the immediately preceding Monthly Period, multiplied by (y) fifteen percent (15%).

       (y) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "LENDER'S RESIDUAL PERCENTAGE" means, with respect to any Securitization, a percentage equal to the lesser of (a) 100% and (b) the quotient (expressed as a percentage) of (i) Six Hundred Million Dollars ($600,000,000) minus the sum of the principal balances of all Receivables subject to all Securitizations closing prior to the date of such Securitization, divided by (ii) the principal balance of all Receivables subject to such Securitization; provided, however, that if the difference calculated pursuant to clause (i) above is a negative number, then clause (i) shall be deemed to be zero.

       (z) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "MONTHLY DISTRIBUTION STATEMENT" means a statement created by the Administrator for each Payment Date which shall detail the amounts to be paid pursuant to Section 8.1 and shall also provide a covenant compliance summary together with all supporting documentation regarding the information described therein, in each case in a form and substance satisfactory to the Lender, setting forth the status of each of the Trigger Events and the covenants contemplated by Sections 2.6.2, 3.7(d), 7.1.1(dd), 7.1.1(ee), 7.1.1(ff),
7.2.1(u),  7.2.1(v),  7.2.1(w),  7.2.1(x),  7.3(b), 7.3(c), 7.3(e) and 7.3(f) of
this Agreement and items (viii) and (xv) of Schedule J of this Agreement, in each case as of the last day of the immediately preceding Monthly Period.

       (aa)   the  defined  term  "Outstanding  Tranche  Collateral  Balance" in
Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "OUTSTANDING TRANCHE COLLATERAL BALANCE" means, as of the related date of calculation, with respect to the Receivables forming part of the Related Tranche Collateral for any Tranche, the aggregate Outstanding Balance of all such Receivables forming part of such Related Tranche Collateral on such day less the aggregate principal balance of all Defaulted Receivables forming part of such Related Tranche Collateral on such day. With respect to any calculation of the covenants set forth in clauses (u) through (x) of Section 7.2.1, the related date of calculation shall be the last day the immediately preceding Monthly Period.

       (bb) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "PRINCIPAL COLLECTIONS" means, with respect to each Monthly Period, all Collections in respect of principal paid by or on behalf of an Obligor.

       (cc) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

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       "PRINCIPAL  SHORTFALL"  means,  for each Payment Date, an amount equal to the excess (if any) between (i) the Aggregate Loan Balance as of the last day of the immediately preceding Monthly Period after giving effect to Principal
Collections and Recoveries applied according to Section 8.1(d) on the current Payment Date and (ii) the Target Loan Balance.

       (dd) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "RECOVERIES" means, with respect to any Receivable that has become a Defaulted Receivable, all monies collected by E-Loan, Inc., the Servicer, the Borrower or the Administrator (from whatever source, including but not limited to proceeds of a deficiency balance or insurance proceeds) on such Defaulted Receivable, net of any expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

       (ee) the defined term "Servicing and Custodian Fee" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "SERVICING AND CUSTODIAN FEE" has the meaning attributed to such term in the Servicing and Custodian Agreement, and which, in any event shall not exceed on each Payment Date an amount equal to the product of (i) 0.50%, (ii) 1/12 and
(iii) the Aggregate Outstanding Balance as of the last day of the immediately preceding Monthly Period.

       (ff) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "SERVICING FEE SAVINGS AMOUNT" means, for each Payment Date, an amount equal to the excess (if any) of (a) the product of (i) 0.50%, (ii) 1/12 and
(iii) the Aggregate Outstanding Balance as of the last day of the immediately preceding Monthly Period over (b) the amount of the Servicing and Custodian Fee actually paid to the Servicer (and the Custodian, if applicable) on such Payment Date pursuant to the Servicing and Custodian Agreement.

       (gg) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "SHARED DISTRIBUTION RECEIVABLES" means all Receivables representing the first $800,000,000 of Receivables that have not become Defaulted Receivables (based on Original Tranche Collateral Balance) and have been pledged under the Credit Agreement.

       (hh) clause (d) of the defined term "Sold Assets" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       (d) any agreements in connection with a person-to-person transaction, a Dealer, an Eligible Non-Franchise Dealer or manufacturer of a Financed Vehicle to the extent any such agreement relates to such Financed Vehicle and any payments, income and proceeds from recourse to person-to-person transaction, Dealers, Eligible Non-Franchise Dealers or manufacturers with respect to the Receivables; and

       (ii) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

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       "TARGET LOAN BALANCE"  means,  for each Payment Date,  the product of (x)
the Aggregate Outstanding Balance as of the last day of the immediately preceding Monthly Period and (y) if no Trigger Event has occurred and is continuing, then Ninety-Nine and One-Half Percent (99.5%) or, if a Trigger Event has occurred and is continuing, then Ninety-Eight and One-Half Percent (98.5%).

       (jj) clause (iii) of the defined term "Termination Date" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       (iii)  [reserved],

       (kk) Schedule A of the Existing Credit Agreement shall be amended and supplemented by adding the following defined term in appropriate alphabetical order:

       "TRIGGER EVENT" means (i) a 30+ Day Delinquency Trigger Event or (ii) a Cumulative Net Loss Trigger Event.

       (ll) the defined term "Vehicle" in Schedule A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

       "VEHICLE" means a new or used motorcycle, passenger automobile, sport utility vehicle, light-duty truck, van or minivan which has been purchased or financed by an Obligor pursuant to the provisions of a Contract.

       (mm) Schedule J of the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule J.

       (nn) the Existing Credit Agreement is hereby amended and supplemented by adding Schedule I-a in appropriate order and in the form attached hereto as I-a.

       (oo) the Existing Credit Agreement is hereby amended and supplemented by adding Exhibit 1 in the form attached hereto as Exhibit 1.

       SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to (a) the due authorization, execution and delivery by the parties hereto of this Amendment (including, without limitation, the acknowledgment and agreement by Systems & Services Technologies, Inc.) and (b) the due authorization, execution and delivery by the parties to the Third Amendment to the Loan Agreement, dated July 14, 2003, between E-Loan, Inc. and Merrill Lynch Mortgage Capital Inc.

       SECTION 4. REPRESENTATIONS, WARRANTIES & COVENANTS. (a) The Borrower hereby confirms that each of its representations, warranties and covenants set forth in the Existing Credit Agreement, as amended by this Amendment, are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations, warranties or covenants expressly relate to earlier dates. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and E-Loan and the Borrower hereby ratify their respective obligations thereunder.

       (b) The Borrower confirms that as of the date hereof its obligations under the Existing Credit Agreement, as amended by this Amendment, and the other Credit Documents are in full force and effect and are hereby ratified. The Borrower represents and warrants that (i) the Termination Date has not occurred and no Pending Event of Default or Event of Default has occurred, (ii) it has the power and is duly authorized to execute and deliver this Amendment, (iii) this Amendment has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, (iv) it is and will continue to be duly authorized to perform its obligations under this Amendment and the other Credit Documents, (v) the execution, delivery and performance by it of this Amendment does not and will not require any consent or approval, which has not already been obtained, from any Governmental Authority, equity owner or any other Person, and (vi) the execution, delivery and performance by it of this Amendment shall not result in the breach of, or constitute a default under, any material agreement or instrument to which it is a party.

       SECTION 5. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED, THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       SECTION 7.  MISCELLANEOUS.

       (a) The parties hereto hereby agree that the amendments set forth in this Amendment shall be incorporated into the Existing Credit Agreement. This Amendment constitutes the entire agreement concerning the subject matter hereof and supercedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

       (b) Any reference to the Existing Credit Agreement from and after the date hereof shall be deemed to refer to the Existing Credit Agreement as amended hereby, unless otherwise expressly stated.

       (c) This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

       (d) This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

       (e) The headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any other provision of this Amendment.

       SECTION 8. PERFECTION OPINION. The Borrower  acknowledges and agrees that
(x) the Lender may require an opinion of counsel, in form and substance satisfactory to the Lender and its counsel, that all filings, registrations and recordings to perfect the security interest of the Lender in the Collateral in all offices and in all jurisdictions where required by applicable law to do so have been duly made on a timely basis (the "Perfection Opinion"), and (y) although the Lender is not requiring delivery of a Perfection Opinion in connection with the extension of the Commitment Termination Date pursuant to this Amendment, no course of dealing shall be implied and the Lender, without prejudice, reserves the right to require such Perfection Opinion.

       SECTION 9. SECTION 4.2(H) OF CONTRIBUTION AND SALE AGREEMENT. The parties hereby agree that Section 4.2(h) of the Contribution and Sale Agreement is hereby deleted in its entirety.

                            [signature page follows.]

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                          E-LOAN AUTO FUND ONE, LLC, as Borrower


                                          By: /s/ Matt Roberts
                                              ----------------------------------
                                              Name:  Matt Roberts
                                              Title: Treasurer


                                          E-LOAN, INC.


                                          By: /s/ Joseph J. Kennedy
                                              ----------------------------------
                                              Name:  Joseph J. Kennedy
                                              Title: President


                                          MERRILL LYNCH BANK USA, as Lender


                                          By: /s/ Joseph Magnus
                                              ----------------------------------
                                              Name:  Joseph Magnus
                                              Title: Director


ACKNOWLEDGED AND AGREED:


SYSTEMS & SERVICES TECHNOLOGIES,
INC., as Servicer and Custodian


By: /s/ Joseph Booz
   ----------------------------------
Name:  Joseph Booz
Title: EVP/Secretary

                                   SCHEDULE J
                              ELIGIBILITY CRITERIA

The following are the eligibility criteria applicable to each Contract on the applicable Drawdown Date:

       (i) arises from the financing or refinancing by Seller in the ordinary course of Seller's business of an Obligor's purchase or refinancing of a motor vehicle (a) within thirty (30) days of the related Transfer Date or (b) more than two hundred forty
                (240) days of the related Transfer Date if the Contract was previously repurchased by the Seller as a result of the Seller's failure to obtain a certificate of title indicating the lien of the Seller thereon and the Seller subsequently received such certificate of title;

       (ii) in the case of a purchase, is subject to a Dealer Agreement requiring each Dealer and Eligible Non-Franchise Dealer to supply documentation as set forth therein; and in the case of a refinancing or a person-to-person transaction, is evidenced by a Note and Security Agreement, power of attorney for the Borrower and draft endorsed by the prior lender/lienholder acknowledging the release of its lien on the related Vehicle and, with respect to person-to-person transactions, that the transaction complies with the underwriting procedures set forth in Schedule I-a;

       (iii) represents a valid and binding obligation enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law)) for the amount outstanding thereof without offset, counterclaim or defense (whether actual or alleged) and is not subject to rescission;

       (iv) complies in all respects with applicable Law, including, without limitation, usury, truth in lending and credit disclosure laws and regulations;

       (v) is secured by a first priority security interest in and lien on the Financed Vehicle and Lender has been granted a first priority perfected Lien on such security interest of Seller and a first priority perfected Lien on the Contract and the Contract is free and clear of any liens or claims of any other Person;

       (vi) the Obligor thereon is not subject to any pending receivership, insolvency or bankruptcy proceeding and the related Financed Vehicle has not been repossessed;

       (vii)    the Obligor thereon is not an Affiliate of Seller;

       (viii) the Obligor thereunder has a FICO score of at least 640, PROVIDED that when considered with all other Contracts then owned by the Borrower (including those

                Contracts to be transferred in any transfer then under consideration) no more than fifteen percent (15%) of the then outstanding aggregate principal balance of the Contracts shall be to Obligors that have a FICO score between 640 and 679, and no less than fifty percent (50%) of the then outstanding aggregate principal balance of the Contracts shall be to Obligors that have a FICO score of at least 720;

       (ix) when considered with all other Contracts then owned by the Borrower (including those Contracts to be transferred in any transfer then under consideration) no Contracts (x) arising in connection with the purchase of a Financed Vehicle related to any Tranche shall be to Obligors that have a FICO score between 640 and 669 and have a Loan-to-Value Ratio of greater than 130% or Obligors that have a FICO score between 670 and 699 and have a Loan-to-Value Ratio of greater than 150% and (y) arising in connection with the refinancing (as opposed to the purchase) of a Financed Vehicle related to any Tranche shall be to Obligors that have a FICO score between 640 and 699 and have a Loan-to-Value Ratio of greater than 150%;

       (x) the Obligor has accepted delivery of and is in possession of the related Financed Vehicle and such Vehicle has not been returned to the related seller in a person-to-person transaction (or any secured party thereof), Dealer or Eligible Non-Franchise Dealer by the Obligor;

       (xi)     the first payment  thereunder is, or was, due within  forty-five
                (45) days of the Contract's origination;

       (xii)    all payments under the Contract are current;

       (xiii) the terms and provisions thereof have not been amended, modified or extended;

       (xiv)    is not related to a Defaulted Receivable;

       (xv) when considered with all other Contracts then owned by the Borrower (including those Contracts to be transferred in any transfer then under consideration) no more than (i) twenty percent (20%) of the then outstanding aggregate principal balance of the Contracts related to any Tranche included in this definition of "Eligible Contracts" shall be to Obligors that have a FICO score of less than 720 and the related Contract provides for greater than 60 monthly payments, (ii) twenty percent (20%) of the then outstanding aggregate principal balance of the Contracts related to any Tranche included in this definition of "Eligible Contracts" shall be to Obligors that have a FICO score of less than 720 and such Contract arises in connection with the refinancing (as opposed to the purchase) of a Financed Vehicle and (iii) five percent (5%) of the then outstanding aggregate principal balance of the Contracts related to any Tranche included in this definition of "Eligible Contracts" shall be to Obligors that have a FICO score of less than 720, the related Contract provides for greater than 60 monthly payments and such Contract arises in connection with the refinancing (as opposed to the purchase) of a Financed Vehicle; PROVIDED that in no event shall any Contract included in this definition of "Eligible Contract" be for a cash-out refinancing;

       (xvi) in no event shall any Contract included in this definition of "Eligible Contract" be for an amount greater than $100,000;

       (xvii)   [reserved];

       (xviii) when considered with all other Contracts then owned by the Borrower (including those Contracts to be transferred in any transfer then under consideration) no Contract shall have a Payment-to-Income Ratio of more than 25% for Obligors with a FICO score greater than 700 and a Payment-to-Income Ratio of more than 20% for all other Obligors;

       (xix) has been originated in compliance with the General Underwriting Criteria (attached as Exhibit G to the Loan Agreement);

       (xx)     accrues interest based on the simple interest method;

       (xxi) all payments thereunder are level payments; PROVIDED, HOWEVER, the first or the last monthly payment thereunder may be in an amount up to 10% greater than the level payment amount therefor;

       (xxii) at the stated interest rate, the monthly scheduled level payments cause the original loan balance to amortize to zero;

       (xxiii)  bears a fixed rate of interest;

       (xxiv) is not the subject of an uncured reversal of funds transfer from its related seller under the person-to-person transaction (or any secured party thereof), Dealer or Eligible Non-Franchise Dealer to the Seller pursuant to a Dealer Agreement;

       (xxv) if the Obligor has a FICO score of less than 700, the model year of the related Financed Vehicle shall not be greater than eight
                (8) years prior to the year in which the applicable Drawdown Date occurs; PROVIDED that if the Obligor related to such Financed Vehicle has a FICO score of less than 700 and the related Contract provides for greater than 60 monthly payments, then the model year of the related Financed Vehicle shall not be more than four (4) years older than the current model year; PROVIDED further that if the Obligor related to such Financed Vehicle has a FICO score of less than 700, the related Contract provides for greater than 60 monthly payments and such Contract arises in connection with the refinancing (as opposed to the purchase) of a Financed Vehicle, then the model year of the related Financed Vehicle shall not be more than three (3) years older than the current model year;

       (xxvi) for Obligors with a FICO score less than 700, the mileage of the related Financed Vehicle shall not be greater than 100,000 miles;

       (xxvii) does not permit the early termination or prepayment thereof at the option of the related Obligor for an amount that is less than the Discounted Contract Balance thereof (in the case of a full prepayment or early termination) or the related portion of the Discounted Contract Balance thereof (in the case of a partial prepayment);

       (xxviii) in connection with any Obligor's refinancing of a motor vehicle, the Seller (x) has verified the vehicle identification number of the Financed Vehicle and that the Obligor is the owner of the Financed Vehicle and (y) on the related Drawdown Date, shall pay the refinanced amount under the related Contract directly to the prior lender;

       (xxix) after giving effect to the related Advance, except for the ninety (90) day period following the Closing Date, not more than five percent (5%) of the Aggregate Outstanding Balance is transactions originated with Eligible Non-Franchise Dealers that are not any of CarMax, AutoNation, Enterprise and each other Person mutually agreed upon by the Lender and the Borrower;

       (xxx) after giving effect to the related Advance, not more than two percent (2%) of the Aggregate Outstanding Balance is comprised of Vehicles that are motorcycles;

       (xxxi) each Eligible Non-Franchise Dealer has been approved based on the Non-Franchise Dealer Procedures attached as Exhibit B to the Contribution and Sale Agreement;

       (xxxii) after giving effect to the related Advance, not more than five percent (5%) of the Aggregate Outstanding Balance is comprised of Contracts originated in person-to-person transactions; and

       (xxxiii) with respect to all Contracts where the Obligor may purchase the vehicle with a draft payable upon demand, the Lender shall have approved in advance the form of such draft and the procedures for the issuance and disbursement of amounts payable pursuant to such draft.

                                   EXHIBIT I-A

              PERSON-TO-PERSON UNDERWRITING POLICIES AND PROCEDURES

1.     UNDERWRITING

Each loan application presented to E-LOAN will be underwritten in the same manner and policies as a Purchase or Refinance loan.

The approval will be provided with a minimum and maximum dollar amount in which to purchase a vehicle from a private party.

The approved applicant can only use the loan proceeds to purchase one vehicle from a private party and the amount cannot include license, title, registration fees and use tax (these fees are paid directly to the appropriate state DMV by the customer). E-LOAN is not responsible for these fees.

E-LOAN will not process person-to-person loans that have salvaged titles. The same purchase and refinance vehicle restrictions apply, i.e., no recreational vehicles, car kits, ATV's, commercial vehicles or trailers.

2.     PROCESSING

A Person-to-Person processing team will handle the processing of the approved person-to-person loan. This team will be able to answer any questions from either the approved applicant or seller. They will also be responsible for ensuring the borrower and seller provide necessary documentation both prior to approving the Person-to-Person loan funding.

The buyer and seller will be required to meet to exchange the E-LOAN Auto Check and the Title information.

The buyer and the seller must provide the following documentation to E-LOAN by means of fax to us prior to E-LOAN approving the loan for funding. Both parties (buyer(s) and seller(s)) will have to provide copies of the following information:

       Drivers Licence(s) - both parties will need to provide copies
       Bill of Sale completed - signed and completed by all parties
       Completed Title - signed and completed by all parties
       Insurance Information - Existing insurance for buyer(s)
       Completed Auto Check - Made payable to appropriate parties and completed/ signed by buyer(s)

The purpose of providing the necessary documentation is to ensure that all necessary documentation is completed correctly and that E-LOAN is placed as existing lienholder.

       2.1    APPROVAL PROCESS

              The E-Loan representative will review the documentation and once all information is completed, then the representative will instruct the buyer and seller to either revise a document, if incorrect, or instruct them that everything is completed and to exchange keys, title and Auto Check.

3.     FUNDING

Funding will occur when the Auto Check is processed through the US banking system and presented to E-LOAN for payment.

                                    EXHIBIT 1


 MONTH OF         CUMULATIVE NET           MONTH OF         CUMULATIVE NET
SEASONING           LOSS RATIO*           SEASONING           LOSS RATIO*
 COLUMN A             COLUMN B             COLUMN A             COLUMN B
---------         --------------          ---------         --------------
     1                 0.014%                 30                 0.621%
     2                 0.029%                 31                 0.632%
     3                 0.043%                 32                 0.644%
     4                 0.057%                 33                 0.655%
     5                 0.072%                 34                 0.667%
     6                 0.086%                 35                 0.678%
     7                 0.112%                 36                 0.690%
     8                 0.138%                 37                 0.695%
     9                 0.164%                 38                 0.701%
    10                 0.190%                 39                 0.707%
    11                 0.216%                 40                 0.713%
    12                 0.241%                 41                 0.718%
    13                 0.269%                 42                 0.724%
    14                 0.296%                 43                 0.726%
    15                 0.323%                 44                 0.728%
    16                 0.351%                 45                 0.729%
    17                 0.378%                 46                 0.731%
    18                 0.405%                 47                 0.733%
    19                 0.427%                 48                 0.734%
    20                 0.448%                 49                 0.736%
    21                 0.470%                 50                 0.738%
    22                 0.491%                 51                 0.740%
    23                 0.513%                 52                 0.741%
    24                 0.534%                 53                 0.743%
    25                 0.549%                 54                 0.745%
    26                 0.563%                 55                 0.747%
    27                 0.578%                 56                 0.748%
    28                 0.592%                 57                 0.750%
    29                 0.606%


                                      * For each  month  from and after  month
                                        57, the related amount shall be 0.750%.